UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 1100 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (833) 463-6697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

From July 2, 2021 through August 9, 2021, VineBrook Homes Trust, Inc. (the “ Company”) issued 1,630,662 shares of its Class A common stock in its continuous private placement for gross proceeds of approximately $68.1 million. An aggregate of approximately $2.7 million in selling commissions and fees were paid in connection therewith. See the table below for the breakout by date of the issuances (dollars in thousands):

Date	Class A Common Shares Issued	Gross Proceeds	Commissions and Fees
July 9, 2021	110,479	$4,486	$213
July 16, 2021	71,843	3,005	226
July 21, 2021	284,385	11,000	—
July 22, 2021	77,559	3,000	—
July 23, 2021	90,129	3,838	159
July 30, 2021	67,519	2,924	168
August 9, 2021	928,748	39,847	1,935
Total	1,630,662	$68,100	$2,701

The Company issued shares of its Class A common stock in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506(b) under Regulation D promulgated under the Securities Act and Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Assistant Secretary and Treasurer

Date: August 13, 2021